Exhibit 5.5

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:	Lloyds Bank plc
25 Gresham Street
London
EC2V 7HN

7 June 2022

Our Ref	L-324583

Lloyds Banking Group plc and Lloyds Bank plc shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on 7 June 2022: Debt Securities issued by Lloyds Bank plc

1	We have acted as English legal advisers to Lloyds Bank plc (the “Bank”) in connection with the update in June 2022 of the shelf registration statement described above (the “Programme”) and have taken instructions solely from the Bank.

2	This opinion is limited to English law as applied by the English courts in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, Scots law, the federal laws of the United States of America and the laws of the State of New York) other than the laws of England as currently applied by the English courts.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	all copy documents conform to the originals and all originals are genuine and complete;

4.2	each signature is the genuine signature of the individual concerned;

4.3	(except in the case of the Bank) all relevant documents are within the capacity and powers of, and (other than the Debt Securities) have been validly authorised by, each party;

4.4	each issue of Debt Securities by the Bank will be validly authorised by the Bank;

4.5	(in the case of each party) all relevant documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party; and

4.6	the meeting of a committee of the Board of Directors of the Bank held on 29 November 2021 (in respect of which a certified extract of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in the Minutes were validly passed and remain in full force and effect without modification.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

A38815646

5	References in this opinion to:

5.1	the “Programme Documents” are to the Registration Statement and the Senior Indenture;

5.2	the “Debt Securities” are to the Senior Debt Securities which may be issued by the Bank under the Programme; and

5.3	a “public offer” are to an offer of transferable securities to the public as defined in Section 102B of the FSMA.

6	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraph 7 below and to any matters not disclosed to us, we are of the following opinion:

6.1	The Bank has been incorporated and is existing as a company with limited liability under the laws of England.

6.2	The Bank has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents.

6.3	Save for the authorisation of each issue of Debt Securities required in accordance with the Minutes, the Bank has taken all necessary corporate action to authorise its execution, delivery and performance of the Debt Securities.

7	This opinion is subject to the following:

7.1	It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

7.2	We express no opinion as to compliance or otherwise with the limitation on the maximum aggregate nominal amount of the Debt Securities which may be issued under the Programme.

7.3	We express no opinion as to the compliance or otherwise with any applicable requirements to give notice of the issue of capital instruments to the UK Prudential Regulation Authority.

7.4	We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Programme Documents or the Debt Securities or any transaction contemplated thereby.

7.5	This opinion is subject to the provisions of the Banking Act 2009 and any secondary legislation, instruments and orders made, or which may be made, under it.

7.6	Our opinion that the Bank is existing is based on the Search and the Winding-up Search. It should be noted that the Search and the Winding-up Search are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made or an application or order for administration, bank insolvency or bank administration has been made, a bank liquidator, bank administrator or receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.

8	This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations, consents and opinions referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

9	This opinion is addressed to you solely for your benefit in connection with the update of the Programme. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

10	We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the headings “Legal Opinions” and “Enforcement of Civil Liabilities” in, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1	A certified copy of the Articles of Association of the Bank.

2	Extracts of the minutes of a meeting of a committee of the Board of Directors of the Bank held on 29 November 2021 (the “Minutes”).

3	Powers of attorney for the Bank in respect of the Programme dated 1 December 2021.

4	Registration Statement dated 7 June 2022 including the form of prospectus relating to Debt Securities issued by the Bank under the Programme (the “Registration Statement”).

5	Form of Senior Debt Securities Indenture filed with SEC on 7 June 2022 as an exhibit to the Registration Statement (the “Senior Indenture”) between the Bank and The Bank of New York Mellon (the “Trustee”) relating to the Programme.

6	The results of an online search in respect of the Bank on the Companies House Direct Service made at 10:05 a.m. on 7 June 2022 (the “Search”).

7	The results of telephone searches in respect of the Bank at the Central Register of Winding-up Petitions made at 10:18 a.m. on 7 June 2022 (the “Winding-up Search”).